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                                                               EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT


Energy Search, Incorporated
Knoxville, Tennessee


We consent to the incorporation by reference in this Registration Statement of Energy Search, Incorporated on Form S-8 of our report dated March 12, 1999, relating to the consolidated financial statements of Energy Search, Incorporated appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/Plante & Moran, LLP

Grand Rapids, Michigan
June 14, 1999